News Release Contacts:
Integra LifeSciences Holdings Corporation John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports First Quarter 2012 Financial Results
Revenues $196 million
Raises Bottom End of Adjusted EPS Guidance

Plainsboro, New Jersey, April 25, 2012 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2012. Total revenues for the first quarter were $196.2 million, reflecting an increase of $15.1 million, or 8%, over the first quarter of 2011. Excluding the impact of currency exchange rates, revenues increased 9% over the first quarter of 2011. The Company presents revenues by reportable segment and worldwide product category in tables at the end of this press release.

The Company reported GAAP net income of $6.7 million, or $0.23 per diluted share, for the first quarter of 2012, compared to GAAP net income of $11.5 million, or $0.38 per diluted share, for the first quarter of 2011.

Adjusted net income for the first quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $20.2 million, or $0.71 per diluted share, compared to $20.0 million, or $0.66 per diluted share, in the first quarter of 2011.

“Both our commercial and operations teams executed well during the first quarter,” said Peter Arduini, Integra’s President and Chief Executive Officer. “These efforts enabled us to deliver results at the high end of the guidance range we provided in February.”

Integra generated $32.3 million in cash flows from operations and used $10.4 million of cash on capital expenditures in the first quarter of 2012. During the quarter, Integra used $12.8 million of cash to pay down its revolving line of credit.

Adjusted EBITDA for the first quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $39.0 million, an increase of 6% compared to the first quarter last year.

Adjusted EBITDA excluding stock-based compensation for the first quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $41.1 million, an increase of 1% compared to the first quarter last year.

Beginning in the first quarter 2012, the Company began reporting in segments. Please view the supplemental disclosure of revenue by reporting segments, set forth in the tables attached to this press release.

Outlook for 2012

The Company reiterated its expectations to record revenues for the full year 2012 between $820 million and $835 million, at current exchange rates. The Company is guiding to GAAP earnings per diluted share for the full year of 2012 between $1.55 and $1.64 and to adjusted earnings per diluted share of between $2.97 and $3.06.

“The strong earnings in the first quarter, which reflects both strong regenerative medicine product sales and good expense control, increases our confidence that our adjusted earnings per share will finish the year within our original range,” said Jack Henneman, Integra’s Chief Financial Officer. “With that in mind, we are raising the bottom end of our adjusted earnings guidance range.”

In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET tomorrow, Thursday, April 26, 2012 to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2410 and using the passcode 2119947. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at investor.integralife.com. Access to the replay is available through May 10, 2012 by dialing 719-457-0820 and using the passcode 2119947. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to execute its operating plan effectively; global macroeconomic conditions; the effects of inventory reduction initiatives by the Company’s instruments distributors; continued weakness in sales outside of the U.S. and in domestic Extremity Reconstruction product lines the Company’s ability to manage its direct sales channels effectively; the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; the Company’s ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2011 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) Plainsboro, New Jersey manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) facility optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) impairment charges; (viii) European entity restructuring charges; (ix) convertible debt non-cash interest; (x) intangible asset amortization expense; and (xi) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended March 31, 2012 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended March 31, 2012 and 2011 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Total revenues	$196,185	$181,041
Costs and expenses:
Cost of goods sold	74,675	64,921
Research and development	11,912	12,153
Selling, general and administrative	87,411	80,084
Intangible asset amortization	4,720	3,011

Total costs and expenses	178,718	160,169

Operating income	17,467	20,872
Interest income	378	73
Interest expense	(7,929)	(5,469)
Other income (expense), net	(323)	(643)

Income before income taxes	9,593	14,833
Income tax expense	2,900	3,346

Net income	6,693	11,487
Diluted net income per share	$0.23	$0.38

Weighted average common shares outstanding for diluted net income per share	28,488	30,185

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates
(In thousands)

	Three Months Ended
	March 31,
	2012	2011	Change
U.S. Neurosurgery	$40,183	$38,130	5%
U.S. Instruments	37,994	37,553	1%
U.S. Extremities	26,587	21,306	25%
U.S. Spine & Other	44,810	37,325	20%
International	46,611	46,727	0%

Total Revenue	$196,185	$181,041	8%
Impact of changes in currency exchange rates	$663	$—

Total revenues excluding the effects of currency	$196,848	$181,041	9%
exchange rates

The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument and Private Label product sales in those regions are managed by their respective U.S. divisions. Therefore, from a geographic perspective, Non-U.S. revenue (see below) exceeds that of our International segment.

Worldwide product category revenues
(In thousands)

	Three Months Ended
	March 31,
	2012	2011	Change
WW Orthopedics*	$86,152	$72,252	19%
U.S.	71,233	58,540	22%
Non-U.S.	14,919	13,712	9%
WW Neurosurgery	66,057	65,187	1%
U.S.	40,181	38,061	6%
Non-U.S.	25,876	27,126	-5%
WW Instruments	43,976	43,602	1%
U.S.	37,260	36,699	2%
Non-U.S.	6,716	6,903	-3%
Total Revenue	$196,185	$181,041	8%

*The WW Orthopedics revenue category includes segment revenue from U.S. Extremities, U.S. Spine & Other, and International segment revenue related to those product areas.

Items included in GAAP net income and location where each item is recorded
(In thousands)

Three Months Ended March 31, 2012

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Plainsboro, New Jersey manufacturing facility remediation costs	$1,635	$1,635	$—	$—	$—	$—
Global ERP implementation charges	3,669	—	3,669	—	—	—
Facility optimization charges	1,636	1,231	405	—	—	—
Certain employee termination charges	501	—	501	—	—	—
Discontinued product lines charges	835	835	—	—	—	—
Acquisition-related charges	702	702	—	—	—	—
Impairment charges	141	141	—	—	—	—
Convertible debt non-cash interest	3,528	—	—	—	3,528	—
Intangible asset amortization expense*	6,400	1,679	—	4,721	—	—
Income tax impact from adjustments and other items	(5,584)	—	—	—	—	(5,584)
Depreciation expense	6,035
Stock-based compensation expense	2,070

*For the period ending March 31, 2012, “Intangible asset amortization expense” excludes $141 already included in “Impairment charges” above.

a)	COGS – Cost of goods sold

b)	SG&A – Selling, general and administrative

c)	Amort. – Intangible asset amortization

d)	Interest Inc(Exp) – Interest income (expense), net

e)	Tax – Income tax expense

Three Months Ended March 31, 2011

Item	Total Amount	COGS	R&D	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	$2,655	$—	$—	$2,655	$—	$—	$—
Facility optimization charges	1,822	919	—	903	—	—	—
Certain employee termination charges	34	34	—	—	—	—	—
Discontinued product lines charges	100	100	—	—	—	—	—
Acquisition-related charges	942	285	300	357	—	—	—
Impairment charges	248	97	—	—	151	—	—
European entity restructuring charges	262	—	—	262	—	—	—
Convertible debt non-cash interest	1,634	—	—	—	—	1,634	—
Intangible asset amortization expense*	4,242	1,382	—	—	2,860	—	—
Income tax impact from adjustments and other items	(3,414)	—	—	—	—	—	(3,414)
Depreciation expense	5,468
Stock-based compensation expense	4,034

*For the period ending March 31, 2011, “Intangible asset amortization expense” excludes $248 already included in “Impairment charges” above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	March 31,
	2012	2011
GAAP net income	$6,693	$11,487
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	12,435	9,710
Other (income) expense, net	323	643
Interest (income) expense, net	7,551	5,396
Income tax expense	2,900	3,346
Plainsboro, New Jersey manufacturing facility remediation costs	1,635	—
Global ERP implementation charges	3,669	2,655
Facility optimization charges	1,636	1,822
Certain employee termination charges	501	34
Discontinued product lines charges	835	100
Acquisition-related charges	702	942
Impairment charges	141	248
European entity restructuring charges	—	262

Total of non-GAAP adjustments	32,328	25,158

Adjusted EBITDA	$39,021	$36,645
Stock-based compensation	2,070	4,034

Adjusted EBITDA excluding stock-based compensation	$41,091	$40,679

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
GAAP net income	$6,693	$11,487
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	1,635	—
Global ERP implementation charges	3,669	2,655
Facility optimization charges	1,636	1,822
Certain employee termination charges	501	34
Discontinued product lines charges	835	100
Acquisition-related charges	702	942
Impairment charges	141	248
European entity restructuring charges	—	262
Convertible debt non-cash interest	3,528	1,634
Intangible asset amortization expense	6,400	4,242
Income tax impact from adjustments and other items	(5,584)	(3,414)

Total of non-GAAP adjustments	13,463	8,525

Adjusted net income	$20,156	$20,012

Adjusted diluted net income per share	$0.71	$0.66
Weighted average common shares outstanding for diluted net income per share	28,488	30,185

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31,	December 31,
	2012	2011
Cash and cash equivalents	$58,642	$100,808
Short term investments	53,780	—
Accounts receivable, net	113,996	118,129
Inventory, net	172,469	171,261
Bank line of credit	166,875	179,688
Convertible securities	356,103	352,576
Stockholders’ equity	508,451	492,638

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	March 31, 2012	December 31, 2012

		Low	High

GAAP net income	$6,693	$44,720	$47,320
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	1,635	4,000	4,000
Global ERP implementation charges	3,669	15,080	15,080
Facility optimization charges	1,636	6,030	6,030
Certain employee termination charges	501	501	501
Discontinued product lines charges	835	835	835
Acquisition-related charges	702	3,700	3,700
Impairment charges	141	141	141
Convertible debt non-cash interest	3,528	10,070	10,070
Intangible asset amortization expense	6,400	25,030	25,030
Income tax impact from adjustments and other items	(5,584)	(24,607)	(24,607)

Total of non-GAAP adjustments	13,463	40,780	40,780

Adjusted net income	$20,156	$85,500	$88,100

GAAP diluted net income per share	$0.23	$1.55	$1.64
Non-GAAP adjustments detailed above (per share)	$0.48	$1.42	$1.42

Adjusted diluted net income per share	$0.71	$2.97	$3.06
Weighted average common shares outstanding for diluted net income per share	28,488	28,800	28,800

Items included in GAAP net income guidance and location where each item is expected to be recorded
(In thousands)

Projected Year Ended December 31, 2012

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Plainsboro, New Jersey manufacturing facility remediation costs	$4,000	$4,000	$—	$—	$—	$—
Global ERP implementation charges	15,080	—	15,080	—	—	—
Facility optimization charges	6,030	3,910	2,000	—	—	—
Certain employee termination charges	501	—	501	—	—	—
Discontinued product lines charges	835	835	—	—	—	—
Acquisition-related charges	3,700	3,700	—	—	—	—
Impairment charges	141	141	—	—	—	—
Convertible debt non-cash interest	10,070	—	—	—	10,070	—
Intangible asset amortization expense	25,030	6,540	—	18,490	—	—
Income tax impact from adjustments and other items	(24,607)	—	—	—	—	(24,607)

Source: Integra LifeSciences Holdings Corporation